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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-159672, 333-164308 and 333-171770 on Form S-8 of our reports dated March 9, 2011, relating to the financial statements of OpenTable, Inc. and subsidiaries (collectively the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 9, 2011

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  Exhibit 23.1